UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 24, 2010
Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia, Suite 200, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 362-5800
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.
          On June 24, 2010, Smith Micro Software, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). Three proposals were submitted to, and approved by, stockholders at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2010. The final results for the votes regarding each proposal are set forth below.
     1. Stockholders elected one director to the Company’s Board of Directors to hold office until the 2013 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The votes regarding this proposal were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Samuel Gulko	22,778,635	262,841	7,361,667
     2. Stockholders approved the Company’s proposed Employee Stock Purchase Plan. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
21,683,801	589,247	768,428	7,361,667
      3. Stockholders ratified the selection of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
29,632,959	685,936	84,248	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
(Registrant)

June 25, 2010	By:	/s/ Andrew C. Schmidt
Date		Name:	Andrew C. Schmidt
		Title:	Chief Financial Officer